SCHEDULE A

TO THE ADVISORY AGREEMENT

JPMORGAN TRUST I

(Amended as of August 11, 2021)

Money Market Funds

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan 100% U.S. Treasury Securities Money Market Fund	JPMorgan 100% U.S. Treasury Securities Money Market Fund	0.10	0.08
JPMorgan California Tax Free Money Market Fund	JPMorgan California Municipal Money Market Fund	0.10	0.08
JPMorgan Federal Money Market Fund	JPMorgan Federal Money Market Fund	0.10	0.08
JPMorgan New York Tax Free Money Market Fund	JPMorgan New York Municipal Market Fund	0.10	0.08
JPMorgan Prime Money Market Fund	JPMorgan Prime Money Market Fund	0.10	0.08
JPMorgan Tax Free Money Market Fund	JPMorgan Tax Free Money Market Fund	0.10	0.08

Equity Funds

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan Diversified Fund	JPMorgan Diversified Fund	0.55	0.48	[1]
JPMorgan Fleming Emerging Markets Equity Fund	JPMorgan Emerging Markets Equity Fund	1.00	0.68	[2]
JPMorgan Intrepid European Fund and JPMorgan Fleming Intrepid European Fund	JPMorgan Europe Dynamic Fund	0.65	0.60	[2]
JPMorgan Fleming International Equity Fund	JPMorgan International Equity Fund	1.00	0.50	[2]
JPMorgan Fleming International Value Fund	JPMorgan International Value Fund	0.60	0.55	[2]
JPMorgan Mid Cap Equity Fund	JPMorgan Mid Cap Equity Fund	0.65	0.65
JPMorgan Market Neutral Fund	JPMorgan Research Market Neutral Fund (name change effective 2/28/10)	1.50	0.35	[3]
JPMorgan Small Cap Equity Fund	JPMorgan Small Cap Equity Fund	0.65	0.65
JPMorgan Dynamic Small Cap Fund, JPMorgan Small Cap Growth Fund	JPMorgan Small Cap Blend Fund (name change effective 5/31/2018)	0.65	0.65
JPMorgan Trust Small Cap Equity Fund, JPMorgan Small Cap Core Fund	JPMorgan Small Cap Sustainable Leaders Fund (name change effective 7/1/21)	0.65	0.65
JPMorgan Tax Aware Disciplined Equity Fund	JPMorgan Tax Aware Equity Fund (name change effective 12/10/10)	0.35	0.35

[1]	This fee is effective on November 1, 2019
[2]	This fee is effective on August 1, 2019
[3]	This fee is effective on June 1, 2020

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005		Post-February 18, 2005
JPMorgan Intrepid Value Fund	JPMorgan U.S. Applied Data Science Value Fund (name change effective 7/1/21)	0.65		0.30	[2]
JPMorgan U.S. Equity Fund	JPMorgan U.S. Equity Fund	0.40		0.40
JPMorgan Intrepid Growth Fund	JPMorgan U.S. GARP Equity Fund	0.65		0.30	[2]
JPMorgan Disciplined Equity Fund	JPMorgan U.S. Research Enhanced Equity Fund (name change effective 11/1/17)	0.25		0.25
JPMorgan U.S. Small Company Fund	JPMorgan U.S. Small Company Fund	0.60		0.60
JPMorgan Intrepid Investor Fund, JPMorgan Intrepid Contrarian Fund and JPMorgan Intrepid Multi Cap Fund, JPMorgan Intrepid Advantage Fund, JPMorgan Intrepid Sustainable Equity Fund	JPMorgan U.S. Sustainable Leaders Fund (name change effective 11/1/20)	0.65		0.30	[3]
JPMorgan Growth and Income Fund	JPMorgan U.S. Value Fund	0.00	[4]	0.40

Name	Advisory Fee as a percentage of average daily net assets
JPMorgan Access Balanced Fund	0.30	[5]
JPMorgan Access Growth Fund	0.30	[6]
JPMorgan Equity Focus Fund	0.50	[2]
JPMorgan Global Allocation Fund	0.55	[6]
JPMorgan Hedged Equity Fund	0.25
JPMorgan International Focus Fund (previously named JPMorgan International Unconstrained Equity Fund until 4/20/20)	0.60	[2]
JPMorgan Opportunistic Equity Long/Short Fund	1.20	[7]
JPMorgan U.S. Large Cap Core Plus Fund	0.65	[2]
JPMorgan Value Advantage Fund	0.55	[2]

Fixed Income Funds

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan California Bond Fund	JPMorgan California Tax Free Bond Fund	0.30	0.30
JPMorgan Fleming Emerging Markets Debt Fund	JPMorgan Emerging Markets Debt Fund	0.70	0.65[8]
JPMorgan Intermediate Tax Free Income Fund	JPMorgan Intermediate Tax Free Bond Fund	0.30	0.30
JPMorgan New York Intermediate Tax Free Income Fund	JPMorgan New York Tax Free Bond Fund	0.30	0.30
JPMorgan Multi-Sector Income Fund	JPMorgan Unconstrained Debt Fund	N/A	0.45

[4]	Prior to March 18, 2005, JPMorgan Growth and Income Fund invested in the Growth and Income Portfolio master fund and did not pay advisory fees at the Fund level.
[5]	This fee is effective on December 1, 2019
[6]	This fee is effective on September 1, 2019
[7]	This fee was effective November 20, 2018
[8]	This fee is effective on July 1, 2019

Name	Advisory Fee as a percentage of average daily net assets
JPMorgan Corporate Bond Fund	0.30
JPMorgan Emerging Markets Strategic Debt Fund (previously named JPMorgan Emerging Markets Local Currency Debt Fund until 9/30/16)	0.65	[8]
JPMorgan Floating Rate Income Fund	0.55
JPMorgan Global Bond Opportunities Fund	0.45	[8]
JPMorgan High Yield Municipal Fund (previously named JPMorgan Tax Aware High Income Fund until 11/1/18).	0.35
JPMorgan Income Fund	0.30	[8]
JPMorgan Income Builder Fund	0.42	[6]
JPMorgan Inflation Managed Bond Fund	0.28	[6]
JPMorgan Managed Income Fund	0.15
JPMorgan Short Duration Core Plus Fund (previously named the JPMorgan Short Duration High Yield Fund until 10/29/2017)	0.25	[9]
JPMorgan Strategic Income Opportunities Fund	0.45
JPMorgan Tax Aware Real Return Fund	0.35
JPMorgan Total Return Fund	0.30

[9]	This fee was effective September 29, 2017

JPMorgan SmartRetirement Funds

Name	Advisory Fee as a percentage of average daily net assets
JPMorgan SmartRetirement Income Fund	0.00
JPMorgan SmartRetirement 2020 Fund	0.00
JPMorgan SmartRetirement 2025 Fund	0.00
JPMorgan SmartRetirement 2030 Fund	0.00
JPMorgan SmartRetirement 2035 Fund	0.00
JPMorgan SmartRetirement 2040 Fund	0.00
JPMorgan SmartRetirement 2045 Fund	0.00
JPMorgan SmartRetirement 2050 Fund	0.00
JPMorgan SmartRetirement 2055 Fund	0.00
JPMorgan SmartRetirement 2060 Fund	0.00
JPMorgan SmartRetirement Blend Income Fund	0.15	[10]
JPMorgan SmartRetirement Blend 2020 Fund	0.15	[10]
JPMorgan SmartRetirement Blend 2025 Fund	0.15	[10]
JPMorgan SmartRetirement Blend 2030 Fund	0.15	[10]
JPMorgan SmartRetirement Blend 2035 Fund	0.15	[10]
JPMorgan SmartRetirement Blend 2040 Fund	0.15	[10]
JPMorgan SmartRetirement Blend 2045 Fund	0.15	[10]
JPMorgan SmartRetirement Blend 2050 Fund	0.15	[10]
JPMorgan SmartRetirement Blend 2055 Fund	0.15	[10]
JPMorgan SmartRetirement Blend 2060 Fund	0.15	[10]

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JPMorgan Trust I	J.P. Morgan Investment Management Inc.

By:	By:
Name:	Name:
Title:	Title:

[10]	This fee is effective November 1, 2020.

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